IMMEDIATELY
-----------

Media:                                                Investors:
-----                                                 ----------
R. Jeep Bryant, MD                                    John M. Roy, MD
(212) 635-1569                                        (212) 635-8005
                                                      Gregg A. Scheuing, VP
                                                      (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. EARNINGS GROWTH LED BY STRENGTH IN
               SECURITIES SERVICING AND FIDUCIARY FEES


NEW YORK, N.Y., January 21, 2004 -- The Bank of New York Company, Inc. (NYSE:
BK) reports fourth quarter diluted earnings per share of 40 cents and operating earnings of 44 cents per share, compared with operating earnings of 42 cents per share in the third quarter. Fourth quarter 2003 reported results include merger and integration costs associated with the acquisition of Pershing of 4 cents per share.
     Net income for the fourth quarter was $307 million, compared with $100 million or 14 cents per share in the fourth quarter of 2002, when results included significant charge-offs primarily related to the Company's airline exposure. For the full year, net income in 2003 was $1,157 million, or $1.52 per share, compared to $902 million, or $1.24 per share in 2002. The Company's operating income for 2003 was $1.67 per share, as it recorded non-operating charges of 8 cents per share for Pershing related merger and integration costs and 7 cents per share for settlement costs with GMAC related to the Company's sale of its factoring business in 1999.
     The fourth quarter results showed continued growth in the Company's servicing and fiduciary businesses. Securities servicing fees reached a record $684 million in the fourth quarter, an increase of $27 million, or 4%, over the third quarter. Securities servicing fee growth was led by global custody, fund servicing, depositary receipts, and Pershing. Private client services and asset management grew by $6 million, or 6%, over the third quarter, due to higher equity price levels and continued strength in Ivy Asset Management, a fund of funds hedge fund manager. Partially offsetting these increases, foreign exchange and other trading were down by $11 million, or 12%, versus the third quarter, global payments services was down $4 million, or 5%, versus the third quarter, and compensation and volume-related expenses were higher.
     Nonperforming assets continued to decline, dropping 10% in the fourth quarter, reflecting continuing improvement in asset quality and the Company lowered its provision for credit losses from $40 million in the third quarter to $35 million.
     Chairman and Chief Executive Officer Thomas A. Renyi stated, "I am pleased that we recorded our third consecutive quarter of improved operating earnings in spite of a mixed market environment. Our strategic accomplishments in 2003 included gaining market share in our key businesses, significantly enhancing our credit risk profile, and successfully integrating Pershing.
     "While our business model demonstrated strength and resiliency in 2003, our positive outlook for the coming year is tempered by a number of challenges. The improvement in the capital markets has been uneven, with growth in equity trading volumes and corporate actions rebounding more slowly than asset price levels. The ongoing investigation of mutual fund companies and continued debates over market structure have also created an atmosphere of uncertainty that will take time to resolve. At the same time, the economic and competitive environment has resulted in a lack of pricing power, in the face of continued pressures on expenses.

     "Notwithstanding these conditions, we will continue to make strategic investments to strengthen our competitive position and enhance client service, while remaining focused on continued expense discipline and major initiatives to improve productivity."

SUPPLEMENTAL FINANCIAL INFORMATION

     For the quarter and year ended December 31, 2003, the Company has prepared information in four categories:
     -	Reported results which are in accordance with Generally Accepted
        Accounting Principles (GAAP).
     -	Core operating results which exclude the Pershing acquisition.
     -	Pershing results which reflect the revenues and expenses since the May 1 acquisition of Pershing but exclude the merger and integration costs.
     -	Other non-operating expenses including merger and integration costs related to the Pershing acquisition and the settlement with GMAC.
    The Company believes that providing supplemental non-GAAP financial information is useful to investors in understanding the underlying operational performance of the Company, its businesses and performance trends and, therefore, facilitates comparisons with the performance of other financial service companies. Specifically, the Company believes that the exclusion of the merger and integration costs, and the settlement with GMAC, permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that the Company's management internally assesses performance. The following is a reconciliation of the Company's financial results for the three months and year ended December 31, 2003:

                      THE BANK OF NEW YORK COMPANY, INC.
                          Supplemental Information
                   (In millions, except per share amounts)
                                 (Unaudited)

                                           Income Statement
                                      Quarter ended December 31
                                             SUPPLEMENTAL                          GAAP
                                 -----------------------------------      -----------------------
                                     Operating                               2003          2002
                                   ------------                            Reported      Reported
                                Core       Pershing (a)     Other(b)       Results       Results
                                ----       -----------     -----------     --------      --------

Net Interest Income            $ 396        $  22          $    -         $  418          $ 413
-------------------
Provision for Credit Losses       35            -               -             35            390
                               -----        -----           -----         ------          -----
Net Interest Income After
    Provision for
      Credit Losses              361           22               -            383             23
                               -----        -----           -----         ------          -----
Noninterest Income
------------------
Servicing Fees
 Securities                      511          173               -            684            484
 Global Payment Services          76            -               -             76             76
                               -----        -----           -----         ------          -----
                                 587          173               -            760            560
Private Client Services and
  Asset Management Fees          103            -               -            103             88
Service Charges and Fees          96            1               -             97             92
Foreign Exchange and Other
  Trading Activities              68           13               -             81             51
Securities Gains                   9            -               -              9             13
Other                             47            5               -             52             29
                               -----        -----           -----         ------          -----
    Total Noninterest Income     910          192               -          1,102            833
                               -----        -----           -----         ------          -----
Noninterest Expense
-------------------
Salaries and Employee Benefits   460           88               -            548            379
Net Occupancy                     56           14               -             70             56
Furniture and Equipment           35           14               -             49             37
Clearing                          28           15               -             43             33
Sub-custodian Expenses            21            -               -             21             22
Software                          36           10               -             46             31
Communications                    18            5               -             23             20
Amortization of Intangibles        3            4               -              7              3
Merger and Integration Costs       -            -              48             48              -
Other                            130           31               -            161            119
                               -----        -----           -----         ------          -----
    Total Noninterest Expense    787          181              48          1,016            700
                               -----        -----           -----         ------          -----
Income Before Income Taxes       484           33             (48)           469            156
Income Taxes                     164           15             (17)           162             56
                               -----        -----           -----         ------          -----
Net Income                     $ 320        $  18           $ (31)        $  307          $ 100
----------                     =====        =====           =====         ======          =====

Diluted Earnings Per Share     $0.44        $0.00          $(0.04)         $0.40          $0.14


Notes:
    Reported results agree with the Company's Consolidated Statement of Income
(a)	Includes $8 million of net interest costs attributable to the Pershing acquisition financing.
(b)	Consists of merger and integration costs related to the Pershing acquisition.

                      THE BANK OF NEW YORK COMPANY, INC.
                          Supplemental Information
                   (In millions, except per share amounts)
                                 (Unaudited)

                                           Income Statement
                                         Year ended December 31
                                             SUPPLEMENTAL                          GAAP
                                 -----------------------------------      -----------------------
                                     Operating                               2003          2002
                                   ------------                            Reported      Reported
                                Core       Pershing (a)     Other(c)        Results       Results
                                ----       -----------      -----------    --------      --------

Net Interest Income           $1,556        $  53          $    -          $1,609         $1,665
-------------------
Provision for Credit Losses      155            -               -             155            685
                              ------        -----           -----          ------         ------
Net Interest Income After
    Provision for
      Credit Losses            1,401           53               -           1,454            980
                              ------        -----           -----          ------         ------
Noninterest Income
------------------
Servicing Fees
 Securities                    1,968          444               -           2,412          1,896
 Global Payment Services         314            -               -             314            296
                              ------        -----           -----          ------         ------
                               2,282          444               -           2,726          2,192
Private Client Services and
  Asset Management Fees          384            -               -             384            344
Service Charges and Fees         373            2               -             375            357
Foreign Exchange and Other
  Trading Activities             292           35               -             327            234
Securities Gains                  35            -               -              35           (118)
Other                            147           12               -             159            134
                              ------        -----           -----          ------         ------
    Total Noninterest Income   3,513          493               -           4,006          3,143
                              ------        -----           -----          ------         ------
Noninterest Expense
-------------------
Salaries and Employee Benefits 1,765          237               -           2,002          1,581
Net Occupancy                    228           33               -             261            230
Furniture and Equipment          144           41               -             185            138
Clearing                         116           38               -             154            124
Sub-custodian Expenses            74            -               -              74             70
Software                         144           26               -             170            115
Communications                    81           11               -              92             65
Amortization of Intangibles       13           12               -              25              8
Merger and Integration Costs       -            -              96              96              -
Other                            491           70              78             639            420
                              ------        -----           -----          ------         ------
    Total Noninterest Expense  3,056          468             174           3,698          2,751
                              ------        -----           -----          ------         ------
Income Before Income Taxes     1,858           78            (174)          1,762          1,372
Income Taxes                     637           33             (65)            605            470
                              ------        -----           -----          ------         ------
Net Income                    $1,221        $  45           $(109)         $1,157         $  902
----------                    ======        =====           =====          ======         ======

Diluted Earnings Per Share     $1.69       $(0.02) (b)     $(0.15)          $1.52          $1.24

Notes:
    Reported results agree with the Company's Consolidated Statement of Income
(a)	Includes $22 million of net interest costs attributable to the Pershing acquisition financing.
(b)	The $0.02 dilution is due to changes in shares outstanding attributable to the acquisition.
(c)	Consists of merger and integration costs related to the Pershing acquisition and the settlement with GMAC of $78 million, net of reserves.

The following is a supplemental balance sheet showing the impact of the Pershing acquisition.

                      THE BANK OF NEW YORK COMPANY, INC.
                          Supplemental Information
                                (In millions)
                                 (Unaudited)

                                               Balance Sheet
                                            December 31, 2003                          GAAP
                                               SUPPLEMENTAL                          REPORTED
                                 -----------------------------------------   ------------------------
                                        Core       Pershing    Elimination
                                    December 31, December 31,  Entries       December 31,  December 31,
                                        2003         2003                       2003          2002
                                    -----------  -----------   -----------   -----------    ---------

Assets
------
Cash and Due from Banks                $ 3,754     $    89     $     -         $ 3,843      $ 4,748
Interest-Bearing Deposits in Banks       6,781       1,505           -           8,286        5,104
Securities                              22,864          39           -          22,903       18,300
Trading Assets at Fair Value             5,239         167           -           5,406        7,309
Federal Funds Sold and
  Securities Purchased Under
  Resale Agreements                      1,167       3,662           -           4,829        1,385
Margin Loans                                 -       5,712           -           5,712          352
Loans (less allowance for
  loan losses of $668 in 2003
  and $656 in 2002)                     26,870       2,033           -          28,903       30,331
Premises and Equipment                     956         123           -           1,079          975
Due from Customers on Acceptances          170           -           -             170          351
Accrued Interest Receivable                204          10           -             214          204
Investment in/Advances to Pershing       3,744           -      (3,744)
Goodwill & Intangible Assets             2,737       1,355           -           4,092        2,575
Other Assets                             5,356       1,509           -           6,865        6,105
                                       -------     -------     -------         -------      -------
     Total Assets                      $79,842     $16,204     $(3,744)        $92,302      $77,739
                                       =======     =======     =======         =======      =======
Liabilities and Shareholders' Equity
------------------------------------
Deposits                               $56,385     $     -     $     -         $56,385      $55,387
Federal Funds Purchased and
  Securities Sold Under
  Repurchase Agreements                    667         372           -           1,039          636
Trading Liabilities                      2,462          56           -           2,518        2,800
Payables to Customers and Broker-Dealers   229       9,963           -          10,192          870
Other Borrowed Funds                       392       2,185      (1,741)            836          475
Acceptances Outstanding                    172           -           -             172          352
Accrued Taxes and Other Expenses         4,014         167           -           4,181        4,066
Accrued Interest Payable                    79           3           -              82          101
Other Liabilities (including allowance
  for lending-related commitments
  of $136 in 2003 and $175 in 2002)        913       1,455           -           2,368          928
Long-Term Debt                           6,121           -           -           6,121        5,440
                                       -------      ------      ------         -------      -------
     Total Liabilities                  71,434      14,201      (1,741)         83,894       71,055
                                       -------      ------      ------         -------      -------

Shareholders' Equity                     8,408       2,003      (2,003)          8,408        6,684
                                       -------     -------     -------         -------      -------
     Total Liabilities and
       Shareholders' Equity            $79,842     $16,204     $(3,744)        $92,302      $77,739
                                       =======     =======     =======         =======      =======

--------------------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date.

     Although the Company believes that the non-GAAP financial measures presented in this release enhance investors' understanding of the Company's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

SECURITIES SERVICING FEES

     Securities servicing fees were a record $684 million in the fourth quarter, an increase of $27 million or 4% over the third quarter, primarily because of improved performance at Pershing and growth in issuer services. Compared with the fourth quarter of 2002, securities servicing fees were up $200 million, or 41%, primarily resulting from the acquisition of Pershing and core growth in all areas. For the year 2003, securities servicing fees were $2,412 million, an increase of $516 million from $1,896 million in 2002, principally due to Pershing and growth in investor and broker-dealer services. Pershing's securities servicing fees included in the quarter and year ended December 31, 2003 were $173 million and $444 million, respectively.
     Investor services fees were up slightly on a sequential quarter basis and modestly higher on a year-over-year basis. Strength in global custody, which benefited from higher equity price levels, favorable exchange rates, and new business wins, offset a decrease in securities lending fees in the fourth quarter. As of December 31, 2003, assets under custody rose to $8.3 trillion, from $7.9 trillion at September 30, 2003 and $6.8 trillion at December 31, 2002.
     While broker-dealer services fees were also slightly higher on a sequential quarter basis, strong performance in global clearance and collateral management services led to improved results over the fourth quarter a year ago. These businesses continue to benefit from new business wins and higher fixed income transaction volumes. Mutual fund servicing also increased compared to the fourth quarter of 2002 due to higher equity price levels.
     Global issuer services fees were up strongly on both a sequential quarter basis and from a year ago reflecting improved activity levels in depositary receipts (DRs) and strong corporate and municipal issuance in corporate trust in the fourth quarter.
     Execution and clearing services fees increased both sequentially and in comparison with last year's fourth quarter due to Pershing. Execution services increased over the third quarter due to increased transition services fees, international equity execution and seasonal portfolio rebalancings, but was down compared with last year's fourth quarter. Average daily combined fourth quarter NYSE and NASDAQ trading volume was unchanged from the third quarter of 2003 and up 1% from the fourth quarter of 2002. In clearing services, Pershing improved on a sequential quarter basis as retail investor activity rose modestly in the fourth quarter.

NONINTEREST INCOME

     Noninterest income for the fourth quarter of 2003 was $1,102 million, an increase of 4% sequentially and 32% from a year ago. For the year ended December 31, 2003, noninterest income was $4,006 million, an increase of 27% over the year 2002, principally due to the acquisition of Pershing and improved performance in the core businesses. Pershing's contribution to the Company's noninterest income was $192 million for the quarter and $493 million for the year ended December 31, 2003.

                                  4th       3rd       4th
                                Quarter   Quarter   Quarter       Year
                                -------   -------   -------   ------------
(In millions)                     2003      2003      2002    2003    2002
                                 -----      ----      ----    ----    ----
Servicing Fees
  Securities                    $  684    $  657      $484  $2,412  $1,896
  Global Payment Services           76        80        76     314     296
                                ------    ------      ----  ------  ------
                                   760       737       560   2,726   2,192
Private Client Services
 and Asset Management Fees         103        97        88     384     344
Service Charges and Fees            97        89        92     375     357
Foreign Exchange and
 Other Trading Activities           81        92        51     327     234
Securities Gains                     9         9        13      35    (118)
Other                               52        39        29     159     134
                                ------    ------      ----  ------  ------
Total Noninterest Income        $1,102    $1,063      $833  $4,006  $3,143
                                ======    ======      ====  ======  ======

     Global payment services fees were down compared with the prior quarter and flat compared to the fourth quarter of 2002. Year-over-year growth is attributable to improved multi-currency funds transfer product capabilities and new business wins.
     Private client services and asset management fees for the fourth quarter were up 6% from the prior quarter and 17% from the fourth quarter of 2002.
The sequential quarter and year-over-year increases reflect higher equity price levels as well as strong growth at Ivy Asset Management. In addition, the year-over-year comparison also benefited from the full year impact of several 2002 acquisitions. Total assets under management were $89 billion at December 31, 2003, up from $85 billion at September 30, 2003 and $76 billion a year ago.
     Service charges and fees were up 9% from the third quarter and 5% over the fourth quarter and year 2002 driven by higher loan syndication fees and bond underwriting fees reflecting active fixed income markets.
     Foreign exchange and other trading revenues were down $11 million compared with the prior quarter and up $30 million, or 59% from one year ago. Continued volatility in the currency markets resulted in strong foreign exchange revenues although they were lower than the record third quarter. Other trading activity was impacted by a decline in fixed income hedging activity. Compared to the fourth quarter of 2002, the significant increase resulted from increased client-driven foreign exchange, interest rate hedging activity, and the Pershing acquisition. For the year 2003, foreign exchange and other trading revenues were up 40% over 2002 reflecting the same factors that drove the year-over-year quarterly comparison.
     Securities gains in the fourth quarter were $9 million, flat with the prior quarter and down from $13 million a year ago. Securities gains for the year 2003 were $153 million higher than the prior year, reflecting a $210 million equity write-down in the third quarter of 2002.
     Other noninterest income increased $13 million from the third quarter of 2003 and $23 million from the fourth quarter of 2002. The fourth quarter of 2003 included a $6 million gain on the sale of a lease residual.

NET INTEREST INCOME

                                   4th         3rd        4th
                                 Quarter     Quarter    Quarter        Year
(Dollars in millions)            -------     -------    -------    ------------
                                  2003        2003       2002      2003     2002
                                  ----        ----       ----      ----     ----
Net Interest Income               $418        $407       $413    $1,609   $1,665
Tax Equivalent Adjustment            8           9         10        35       49
                                  ----        ----       ----    ------   ------
Net Interest Income on a
 Tax Equivalent Basis             $426        $416       $423    $1,644   $1,714
                                  ====        ====       ====    ======   ======
Net Interest Rate
 Spread                           1.92%       1.87%      2.25%     1.97%    2.30%
Net Yield on Interest
 Earning Assets                   2.15        2.10       2.54      2.22     2.62


     Net interest income on a taxable equivalent basis was $426 million in the fourth quarter of 2003, compared with $416 million in the third quarter of 2003, and $423 million in the fourth quarter of 2002. The net interest rate spread was 1.92% in the fourth quarter of 2003, compared with 1.87% in the third quarter of 2003, and 2.25% in the fourth quarter of 2002. The net yield on interest earning assets was 2.15% in the fourth quarter of 2003, compared with 2.10% in the third quarter of 2003, and 2.54% in the fourth quarter of 2002.
     The increase in net interest income from the third quarter of 2003 is primarily due to modest growth in the Company's investment securities portfolio, refinancing of higher cost debt, and higher corporate loan breakage fees. The slight increase in net interest income from the fourth quarter of 2002 reflects the Pershing acquisition and higher average balances of investment securities, which were partially offset by lower reinvestment yields on the investment securities portfolio, planned decreases in loan balances, and the impact of Federal Reserve interest rate reductions in 2003.
     For the year ended December 31, 2003, net interest income on a taxable equivalent basis amounted to $1,644 million compared with $1,714 million for the year ended December 31, 2002, reflecting the same factors that affected the comparison with last year's quarter. For the year 2003, the net interest spread was 1.97% in 2003 compared with 2.30% in 2002, while the net yield on interest earning assets was 2.22% in 2003 and 2.62% in 2002.
     In this release a number of amounts related to net interest income are presented on a "taxable equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

NONINTEREST EXPENSE AND INCOME TAXES

                                  4th       3rd       4th
                                Quarter   Quarter   Quarter       Year
                                -------   -------   -------   ------------
(In millions)                     2003      2003      2002    2003    2002
                                  ----      ----      ----    ----    ----
Salaries and Employee Benefits  $  460    $  443      $379  $1,765  $1,581
Net Occupancy                       56        57        56     228     230
Furniture and Equipment             35        35        37     144     138
Clearing                            28        28        33     116     124
Sub-custodian Expenses              21        18        22      74      70
Software                            36        36        31     144     115
Communications                      18        21        20      81      65
Amortization of Intangibles          3         4         3      13       8
Other                              130       124       119     491     420
                                ------    ------      ----  ------  ------
Total Core                         787       766       700   3,056   2,751

Merger and Integration Costs        48        23         -      96       -
Pershing                           181       172         -     468       -
GMAC Settlement                      -        78         -      78       -
                                ------    ------      ----  ------  ------
Total Noninterest Expense       $1,016    $1,039      $700  $3,698  $2,751
                                ======    ======      ====  ======  ======

     Noninterest expense for the fourth quarter of 2003 was down slightly to $1,016 million, compared with $1,039 million in the prior quarter, when the Company recognized a charge for the GMAC settlement.
     Core noninterest expense was $787 million, compared to $766 million in the third quarter of 2003. Compared to the third quarter of 2003, salaries and employee benefits were up 4% principally reflecting higher incentive compensation costs. In addition, severance, relocation, and consulting expenses associated with cost reduction initiatives were $5 million in the fourth quarter of 2003.
     The increase in core noninterest expenses compared to the fourth quarter of 2002 and full year 2002 primarily reflects the impact of acquisitions, the inception of stock option expensing in 2003, a lower pension credit, increased technology investments, and higher business continuity spending.
     Noninterest expenses related to Pershing were up 5% compared to prior quarter due to higher variable expenses tied to revenues. In addition, the Company recorded merger and integration costs of $48 million, reflecting the remaining nonrecurring costs associated with the acquisition. Included in this amount was an additional $10 million charge for London space restructuring, which was not anticipated in prior guidance. For the year, merger and integration costs totaled $96 million, or 8 cents per share.
     The effective tax rate for the fourth quarter of 2003 was 34.6%, compared to 33.4% in the third quarter of 2003, and 35.9% in the fourth quarter of 2002. For the year 2003, the effective tax rate was 34.3%, unchanged from a year ago. The increase in the effective tax rate on a sequential quarter basis mainly reflects the tax benefits related to the GMAC settlement in the third quarter.

BALANCE SHEET RETURN AND CAPITAL RATIOS

     Total assets were $92.3 billion at December 31, 2003, compared with $95.2 billion at September 30, 2003, and $77.7 billion at December 31, 2002. The increase versus a year ago mainly reflects the Pershing acquisition. Total shareholders' equity was $8.4 billion at December 31, 2003, compared with $8.2 billion at September 30, 2003, and $6.7 billion at December 31, 2002. The major reasons for the increase in shareholders' equity from a year ago are the issuance of approximately $1 billion of common stock to fund the Pershing acquisition and the retention of earnings.
     Return on average common equity on a reported basis for the fourth quarter of 2003 was 14.81%, compared with 12.82% in the third quarter of 2003, and 5.99% in the fourth quarter of 2002. On an operating basis, return on average common equity for the fourth quarter of 2003 was 16.33%, compared with 15.85% in the third quarter of 2003.
     For the year ended December 31, 2003, the reported return on average common equity was 15.12% compared with 13.96% in 2002 and the return on average assets was 1.27% for the year ended December 31, 2003 compared with 1.13% in 2002.
     On a reported basis, return on average assets for the fourth quarter of 2003 was 1.26%, compared with 1.06% in the third quarter of 2003, and 0.49% in the fourth quarter of 2002. On an operating basis, return on average assets for the fourth quarter of 2003 was 1.39%, compared with 1.31% in the third quarter of 2003.
     The Company's estimated regulatory Tier 1 capital and Total capital ratios were 7.41% and 11.46% at December 31, 2003, compared with 7.08% and 11.18% at September 30, 2003, and 7.58% and 11.96% at December 31, 2002. The
regulatory leverage ratio was 5.80% at December 31, 2003, compared with 5.64% at September 30, 2003, and 6.48% at December 31, 2002. The Company's tangible common equity as a percentage of total assets was 4.89% at December 31, 2003, compared with 4.65% at September 30, 2003, and 5.47% at December 31, 2002.
The improvement in the Company's capital ratios versus September 30, 2003 reflects the retention of equity during the quarter and a smaller balance sheet.

NONPERFORMING ASSETS
                                                                   Change
                                                                12/31/03 vs.
(Dollars in millions)                12/31/03      9/30/03        9/30/03
                                     --------      --------     ------------
Loans:
     Commercial                         $219          $265          $(46)
     Foreign                              79            79             -
     Other                                51            44             7
                                        ----          ----          ----
  Total Nonperforming Loans              349           388           (39)
Other Real Estate                          -             -             -
                                        ----          ----          ----
  Total Nonperforming Assets            $349          $388          $(39)
                                        ====          ====          ====

Nonperforming Assets Ratio               1.2%          1.2%
Allowance for loan
   losses/Nonperforming Loans          191.2         171.3
Allowance for loan
   losses/Nonperforming Assets         191.2         171.3
Allowance for credit
   losses/Nonperforming Loans          230.2         210.5
Allowance for credit
   losses/Nonperforming Assets         230.2         210.5

     Nonperforming assets declined by $39 million, or 10%, during the fourth quarter to $349 million, reflecting continued improvement in asset quality. The decrease primarily reflects paydowns and charge-offs of commercial loans. The ratio of the allowance for credit losses to nonperforming assets increased to 230.2% at December 31, 2003, compared with 210.5% at September 30, 2003, and 188.7% at December 31, 2002.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  4th        3rd         4th
                                Quarter    Quarter     Quarter         Year
                                -------    -------     -------     ------------
(In millions)                     2003       2003       2002       2003    2002
                                  ----       ----       ----       ----    ----
Provision                         $ 35       $ 40       $390       $155    $685
                                  ====       ====       ====       ====    ====
Net Charge-offs:
  Commercial                     $ (24)     $ (25)     $(210)     $(109)  $(388)
  Foreign                           (7)       (12)       (18)       (25)    (21)
  Other                             (5)        (4)        (7)       (20)    (41)
  Consumer                         (12)        (6)        (5)       (28)    (20)
                                 ------     ------     ------     -----   ------
     Total                       $ (48)     $ (47)     $(240)     $(182)  $(470)
                                 ======     ======     ======     =====   ======

Other Real Estate Expenses        $  -       $  -       $  -       $  -    $  -


     The Company's lower provision in the fourth quarter reflects improved credit quality in the loan portfolio. The allowance for credit losses was $804 million at December 31, 2003, $817 million at September 30, 2003, and $831 million at December 31, 2002. The allowance for credit losses as a percent of non-margin loans increased to 2.72% at December 31, 2003, compared with 2.55% at September 30, 2003, and 2.68% at December 31, 2002.

                                   December 31  September 30  December 31
 (Dollars in millions)                2003         2003          2002
                                     -------     --------      -------
Margin Loans                         $ 5,712      $ 5,472      $   352
Non-Margin Loans                      29,571       32,068       30,987
Total Loans                           35,283       37,540       31,339
Allowance for Loan Losses                668          665          656
Allowance for Lending-Related
  Commitments                            136          152          175
Total Allowance for Credit Losses        804          817          831
Allowance for Credit Losses
  As a Percent of Total Loans           2.28%        2.18%        2.65%
Allowance for Credit Losses As a
  Percent of Non-Margin Loans           2.72         2.55         2.68
Allowance for Loan Losses
  As a Percent of Total Loans           1.89         1.77         2.09
Allowance for Loan Losses
  As a Percent of Non-Margin Loans      2.26         2.07         2.12

OTHER DEVELOPMENTS

     The Company has nearly completed its $9 billion corporate exposure reduction program announced last year. During the fourth quarter, corporate exposures were reduced by approximately $1.8 billion, to $24.5 billion compared with a target of $24 billion by December 31, 2004. Telecom industry exposures were reduced to approximately $875 million at December 31, 2003, down from $1.5 billion at December 31, 2002.
     During the fourth quarter of 2003, the Company acquired Fifth Third Bank's corporate trust business, which includes approximately 5,000 bond trustee and agency appointments representing $45 billion of principal debt outstanding for nearly 4,000 clients.
     Also, in the fourth quarter of 2003, the Company announced it had agreed to acquire the corporate trust business of The Bank of Hawaii. This transaction includes 80 bond trust and agency agreements representing approximately $3 billion of principal debt outstanding, and is expected to close in the first quarter of 2004.
     The Company adopts new accounting policies as they become accepted as a best practice or required by generally accepted accounting principles. Accordingly, at December 31, 2003, the Company split its allowance for credit losses into an allowance for loan losses and an allowance for lending-related commitments such as unfunded loan commitments and standby letters of credit. This resulted in a decrease in the allowance for loan losses of $136 million and a corresponding increase in other liabilities (which includes the allowance for lending-related commitments). Prior period balance sheets have been restated.
     As required by Financial Accounting Standards Board Interpretation No. 46, ("FIN 46"), "Consolidation of Variable Interest Entities", the Company deconsolidated the trusts that issue its trust preferred securities at December 31, 2003. This resulted in an increase in other assets and long-term debt of $36 million.

ADDITIONAL INFORMATION

     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, senior executive vice president and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at
9:00 am ET.   The presentation will be accessible from the Company's website at www.bankofny.com/earnings and also by telephone at (888) 790-0319 within the United States or (610) 769-3531 internationally. A replay of the call will be available through the Company's website and also by telephone at
(888) 567-0449 within the United States or (402) 998-1803 internationally.
     The Bank of New York Company, Inc. (NYSE: BK) is a global leader in securities servicing for issuers, investors and financial intermediaries. The Company plays an integral role in the infrastructure of the capital markets, servicing securities in more than 100 markets worldwide. The Company provides quality solutions through leading technology for global corporations, financial institutions, asset managers, governments, non-profit organizations, and individuals. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has a distinguished history of serving clients around the world through its five primary businesses:
Securities Servicing and Global Payment Services, Private Client Services and Asset Management, Corporate Banking, Global Market Services, and Retail Banking. Additional information on the Company is available at www.bankofny.com.
                          ***************************

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity, changes in customer credit quality, the effects of capital reallocation, portfolio performance, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements" in the Company's 2002 Form 10-K and Third Quarter 2003 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

 (Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                     December 31,            September 30,       December 31,
                                         2003                    2003                2002
                                ---------------------     -------------------   ------------
                                Reported    Operating     Reported  Operating     Reported
                                ---------   ---------     --------  ---------   ------------
  Quarter
  -------
  Revenue (tax equivalent basis)  $1,694      $1,694      $1,647      $1,647      $1,471
  Net Income                         307         338         260         322         100
  Basic EPS                         0.40        0.44        0.34        0.42        0.14
  Diluted EPS                       0.40        0.44        0.34        0.42        0.14
  Cash Dividends Per Share          0.19        0.19        0.19        0.19        0.19
  Return on Average Common
    Shareholders' Equity           14.81%      16.33%      12.82%      15.85%       5.99%
  Return on Average Assets          1.26        1.39        1.06        1.31        0.49
  Efficiency Ratio                  66.9        63.7        70.7        63.8        56.3

  Year-to-Date
  ------------
  Revenue (tax equivalent basis)  $6,371      $6,371      $4,676      $4,676      $5,805
  Net Income                       1,157       1,266         850         929         902
  Basic EPS                         1.54        1.69        1.14        1.24        1.25
  Diluted EPS                       1.52        1.67        1.13        1.23        1.24
  Cash Dividends Per Share          0.76        0.76        0.57        0.57        0.76
  Return on Average Common
    Shareholders' Equity           15.12%      16.55%      15.23%      16.63%      13.96%
  Return on Average Assets          1.27        1.39        1.27        1.39        1.13
  Efficiency Ratio                  65.8        62.7        65.5        62.4        55.3
  Assets                         $92,302                 $95,345                 $77,739
  Loans                           35,283                  37,540                  31,339
  Securities                      22,903                  22,862                  18,300
  Deposits - Domestic             33,709                  35,660                  33,094
           - Foreign              22,676                  23,283                  22,293
  Long-Term Debt                   6,121                   6,298                   5,440
  Common Shareholders' Equity      8,408                   8,223                   6,684
  Common Shareholders'
   Equity Per Share               $10.85                  $10.63                  $ 9.21
  Market Value Per Share
   of Common Stock                 33.12                   29.11                   23.96
  Allowance for Credit Losses
   as a Percent of Total Loans      2.28%                   2.18%                   2.65%
  Allowance for Credit Losses as
   a Percent of Non-Margin Loans    2.72                    2.55                    2.68
  Allowance for Loan Losses as
   a Percent of Total Loans         1.89                    1.77                    2.09
  Allowance for Loan Losses as
   a Percent of Non-Margin Loans    2.26                    2.07                    2.12
  Tier 1 Capital Ratio              7.41                    7.08                    7.58
  Total Capital Ratio              11.46                   11.18                   11.96
  Leverage Ratio                    5.80                    5.64                    6.48
  Tangible Common Equity Ratio      4.89                    4.65                    5.47
  Employees                       22,901                  22,926                  19,437
  Assets Under Custody (In trillions)
  Total Assets Under Custody        $8.3                    $7.9                    $6.8
   Equity Securities                  34%                     32%                     26%
   Fixed Income Securities            66                      68                      74
  Cross-Border Assets               $2.3                    $2.2                    $1.9
  Assets Under Management (In billions)
  Total Assets Under Management      $89                     $85                     $76
   Equity Securities                  34%                     31%                     29%
   Fixed Income Securities            22                      22                      25
   Alternative Investments            10                      10                       8
   Liquid Assets                      34                      37                      38
  Assets Under Administration
   (In billions)                     $32                     $32                     $28


                      THE BANK OF NEW YORK COMPANY, INC.
                      Consolidated Statements of Income
                   (In millions, except per share amounts)
                                 (Unaudited)
                                                               For the three        For the year
                                                                months ended           ended
                                                                December 31,         December 31,
                                                              2003       2002       2003    2002
                                                              ----       ----       ----    ----
Interest Income
---------------
Loans                                                        $ 283      $ 344     $1,187  $1,452
Margin loans                                                    32          3         86      12
Securities
  Taxable                                                      174        166        651     639
  Exempt from Federal Income Taxes                              11         14         48      61
                                                            ------      -----     ------  ------
                                                               185        180        699     700
Deposits in Banks                                               41         26        150     133
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                       17         14         79      51
Trading Assets                                                  26         61        129     259
                                                            ------      -----     ------  ------
    Total Interest Income                                      584        628      2,330   2,607
                                                            ------      -----     ------  ------
Interest Expense
----------------
Deposits                                                       110        160        507     644
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                    3          5         13      29
Other Borrowed Funds                                             8          6         21      65
Customer Payables                                               11          -         30       2
Long-Term Debt                                                  34         44        150     202
                                                            ------      -----     ------  ------
    Total Interest Expense                                     166        215        721     942
                                                            ------      -----     ------  ------
Net Interest Income                                            418        413      1,609   1,665
-------------------
Provision for Credit Losses                                     35        390        155     685
                                                            ------      -----     ------  ------
Net Interest Income After Provision
  for Credit Losses                                            383         23      1,454     980
                                                            ------      -----     ------  ------
Noninterest Income
------------------
Servicing Fees
 Securities                                                    684        484      2,412   1,896
 Global Payment Services                                        76         76        314     296
                                                            ------      -----     ------  ------
                                                               760        560      2,726   2,192
Private Client Services and Asset Management Fees              103         88        384     344
Service Charges and Fees                                        97         92        375     357
Foreign Exchange and Other Trading Activities                   81         51        327     234
Securities Gains                                                 9         13         35    (118)
Other                                                           52         29        159     134
                                                            ------      -----     ------  ------
    Total Noninterest Income                                 1,102        833      4,006   3,143
                                                            ------      -----     ------  ------
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 548        379      2,002   1,581
Net Occupancy                                                   70         56        261     230
Furniture and Equipment                                         49         37        185     138
Other                                                          301        228      1,154     802
Merger and Integration Costs                                    48          -         96       -
                                                            ------      -----     ------  ------
    Total Noninterest Expense                                1,016        700      3,698   2,751
                                                            ------      -----     ------  ------
Income Before Income Taxes                                     469        156      1,762   1,372
Income Taxes                                                   162         56        605     470
                                                            ------      -----     ------  ------
Net Income                                                  $  307      $ 100     $1,157  $  902
----------                                                  ======      =====     ======  ======
Per Common Share Data:
----------------------
   Basic Earnings                                            $0.40      $0.14      $1.54   $1.25
   Diluted Earnings                                           0.40       0.14       1.52    1.24
   Cash Dividends Paid                                        0.19       0.19       0.76    0.76
Diluted Shares Outstanding                                     776        726        759     728
-------------------------------------------------------------------------------------------------


                      THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Balance Sheets
               (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                          December 31,        December 31,
                                                              2003                2002
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 3,843             $ 4,748
Interest-Bearing Deposits in Banks                           8,286               5,104
Securities
  Held-to-Maturity                                             261                 954
  Available-for-Sale                                        22,642              17,346
                                                           -------             -------
    Total Securities                                        22,903              18,300
Trading Assets at Fair Value                                 5,406               7,309
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                    4,829               1,385
Loans (less allowance for loan losses of $668 in 2003
  and $656 in 2002)                                         34,615              30,683
Premises and Equipment                                       1,079                 975
Due from Customers on Acceptances                              170                 351
Accrued Interest Receivable                                    214                 204
Goodwill                                                     3,268               2,497
Intangible Assets                                              824                  78
Other Assets                                                 6,865               6,105
                                                           -------             -------
     Total Assets                                          $92,302             $77,739
                                                           =======             =======
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $14,766             $13,301
 Interest-Bearing
   Domestic Offices                                         19,284              19,997
   Foreign Offices                                          22,335              22,089
                                                           -------             -------
     Total Deposits                                         56,385              55,387
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                           1,039                 636
Trading Liabilities                                          2,518               2,800
Payables to Customers and Broker-Dealers                    10,192                 870
Other Borrowed Funds                                           836                 475
Acceptances Outstanding                                        172                 352
Accrued Taxes and Other Expenses                             4,181               4,066
Accrued Interest Payable                                        82                 101
Other Liabilities (including allowance for
  lending-related commitments of
  $136 in 2003 and $175 in 2002)                             2,368                 928
Long-Term Debt                                               6,121               5,440
                                                           -------             -------
     Total Liabilities                                      83,894              71,055
                                                           -------             -------
Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 3,000 shares
  in 2003 and in 2002                                            -                   -
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,039,968,482 shares in 2003 and
  993,697,297 shares in 2002                                 7,800               7,453
 Additional Capital                                          1,627                 847
 Retained Earnings                                           5,330               4,736
 Accumulated Other Comprehensive Income                         72                 134
                                                           -------             -------
                                                            14,829              13,170
 Less: Treasury Stock (264,649,827 shares in 2003
        and 267,240,854 shares in 2002), at cost             6,420               6,483
       Loan to ESOP (126,960 shares in 2003
        And 485,533 in 2002), at cost                            1                   3
                                                           -------             -------
     Total Shareholders' Equity                              8,408               6,684
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $92,302             $77,739
                                                           =======             =======
----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date.


                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                             For the three months              For the three months
                                          ended December 31, 2003            ended December 31, 2002
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 7,605       $  41       2.12%    $ 4,266       $  26       2.44%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       7,124          17       0.97       4,021          14       1.37
Margin Loans                             5,758          32       2.18         396           3       2.98
Loans
 Domestic Offices                       21,449         212       3.93      19,464         233       4.73
 Foreign Offices                        10,096          71       2.77      13,480         112       3.29
                                       -------       -----                -------       -----
   Total Loans                          31,545         283       3.56      32,944         345       4.14
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations               444           3       2.31         433           4       4.05
 U.S. Government Agency Obligations      4,319          36       3.30       3,726          43       4.57
 Obligations of States and
  Political Subdivisions                   274           4       6.29         430           7       6.56
 Other Securities                       17,315         150       3.46      12,670         135       4.27
 Trading Securities                      4,019          26       2.59       6,983          61       3.46
                                       -------       -----                -------       -----
   Total Securities                     26,371         219       3.31      24,242         250       4.12
                                       -------       -----                -------       -----
Total Interest-Earning Assets           78,403         592       2.99%     65,869         638       3.84%
                                                     -----                              -----
Allowance for Credit Losses               (821)                              (677)
Cash and Due from Banks                  2,861                              2,731
Other Assets                            16,022                             12,592
                                       -------                            -------
   TOTAL ASSETS                        $96,465                            $80,515
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 7,049       $  12       0.68%    $ 7,440       $  21       1.10%
 Savings                                 9,142          16       0.71       8,241          20       0.99
 Certificates of Deposit
  $100,000 & Over                        3,518          12       1.32       4,445          22       1.98
 Other Time Deposits                     1,224           4       1.35       1,390           7       2.04
 Foreign Offices                        24,302          66       1.07      23,995          90       1.49
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       45,235         110       0.96      45,511         160       1.40
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              1,756           3       0.72       1,633           5       1.24
Other Borrowed Funds                     2,084           8       1.43         965           6       2.15
Payables to Customers and Broker-Dealers 6,274          11       0.70         168           -       0.68
Long-Term Debt                           6,179          34       2.19       5,402          44       3.19
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    61,528         166       1.07%     53,679         215       1.59%
                                                     -----                              -----
Noninterest-Bearing Deposits            13,646                             11,501
Other Liabilities                       13,079                              8,689
Common Shareholders' Equity              8,212                              6,646
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $96,465                            $80,515
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 426       1.92%                  $ 423      2.25%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.15%                             2.54%
                                                                 ====                              ====

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                               For the year                      For the year
                                         ended December 31, 2003           ended December 31, 2002
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 6,690      $  150       2.24%    $ 4,809       $ 133       2.76%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       7,326          79       1.07       3,225          51       1.60
Margin Loans                             3,795          86       2.27         434          12       2.73
Loans
 Domestic Offices                       20,458         855       4.18      18,985         948       5.00
 Foreign Offices                        11,370         332       2.93      14,886         505       3.38
                                       -------      ------                -------       -----
   Total Loans                          31,828       1,187       3.73      33,871       1,453       4.27
                                       -------      ------                -------       -----
Securities
 U.S. Government Obligations               323          10       3.12         605          31       5.08
 U.S. Government Agency Obligations      3,516         129       3.66       3,407         177       5.20
 Obligations of States and
  Political Subdivisions                   329          23       6.94         520          34       6.57
 Other Securities                       15,758         571       3.63      10,849         505       4.66
 Trading Securities                      4,605         130       2.81       7,655         260       3.39
                                       -------      ------                -------       -----
   Total Securities                     24,531         863       3.52      23,036       1,007       4.37
                                       -------      ------                -------       -----
Total Interest-Earning Assets           74,170       2,365       3.19%     65,375       2,656       4.06%
                                                    ------                              -----
Allowance for Credit Losses               (825)                              (631)
Cash and Due from Banks                  2,834                              2,675
Other Assets                            15,135                             12,236
                                       -------                            -------
   TOTAL ASSETS                        $91,314                            $79,655
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 7,381      $   60       0.82%    $ 6,857       $  87       1.27%
 Savings                                 9,014          71       0.78       8,154          90       1.11
 Certificates of Deposit
  $100,000 & Over                        4,179          65       1.56       2,393          52       2.17
 Other Time Deposits                     1,257          20       1.55       1,508          34       2.25
 Foreign Offices                        24,114         291       1.21      24,210         381       1.57
                                       -------      ------                -------       -----
  Total Interest-Bearing Deposits       45,945         507       1.10      43,122         644       1.49
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              1,542          13       0.85       2,018          29       1.43
Other Borrowed Funds                     1,654          21       1.26       2,701          65       2.40
Payables to Customers and Broker-Dealers 3,945          30       0.75         176           2       0.98
Long-Term Debt                           6,103         150       2.45       5,338         202       3.79
                                       -------      ------                -------       -----
  Total Interest-Bearing Liabilities    59,189         721       1.22%     53,355         942       1.76%
                                                    ------                              -----
Noninterest-Bearing Deposits            12,670                             10,673
Other Liabilities                       11,801                              9,162
Common Shareholders' Equity              7,654                              6,465
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $91,314                            $79,655
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                           $1,644       1.97%                 $1,714       2.30%
                                                    ======       ====                  ======       ====
Net Yield on Interest-Earning Assets                             2.22%                              2.62%
                                                                 ====                               ====